SUB-ITEM 77H


As of August 31, 2016, the following entity owned 25% or more of the voting securities of the MFS Blended Research Emerging Markets Equity Fund:


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|ENTITY                |PERCENTAGE|
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|MFS LIFETIME 2040 FUND|25.52%    |
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AS OF AUGUST 31, 2016, THE FOLLOWING ENTITY DID NOT OWN 25% OR MORE OF THE VOTING SECURITIES OF THE MFS Blended Research International Equity Fund:


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|ENTITY                                  |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|
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As of August 31, 2016, the following entity did not own 25% or more of the voting securities of the MFS Mid Cap Growth Fund.



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|ENTITY                    |
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|MFS GROWTH ALLOCATION FUND|
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